Exhibit 32.1
Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer
In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Eloise L. Mackus, Chief Executive Officer, General Counsel and Corporate Secretary of the Company, and Therese Ann Liutkus, President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Dated: November 10, 2011	By:	/s/ Eloise L. Mackus Eloise L. Mackus, Esq.
Chief Executive Officer,
General Counsel and Corporate Secretary

Dated: November 10, 2011	By:	/s/ Therese Ann Liutkus Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer